UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2012

KIDS ONLY MARKET, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-171486	33-1219445
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

304, 1020 14th Ave., SW, Calgary, Alberta, Canada, T2R 0N9
(Address of principal executive offices)

403-850-8227
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers

Resignation of Sole Director & Officer -

Effective April 19, 2012, Kids Only Market, Inc. (the “Company”) received the resignation of Mr. Paul Pearlman as a member of the Company’s Board of Directors and as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company.

Appointment of Sole Director & Officer -

Effective April 19, 2012, the Company’s Board of Directors appointed Mr. Lester Esguerra Martinez as a member of the Company’s Board of Directors to fill the current vacancy created by Mr. Pearlman’s resignation noted above.  In addition, also effective April 19, 2012, Mr. Martinez was appointed as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company, to fill the current vacancies created by Mr. Pearlman’s resignations from the foregoing positions as noted above.  Mr. Martinez is now the Company’s sole officer and director.

It is contemplated that Mr. Martinez may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time.  Mr. Martinez has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.   There is no arrangement or understanding pursuant to which Mr. Martinez was appointed as a member of the Company’s Board of Directors or as the Company’s sole officer.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   The professional history of Mr. Martinez is below.

Professional History of Lester Esguerra Martinez

Mr. Martinez is currently a Project Manager with Radiowealth Finance in Manila, Philippines, a position he has held since May 2003.  At Radiowealth Finance, Mr. Martinez is responsible for evaluating new clients and planning strategies for future finance projects, making recommendations to management for loan applications and new project loans, and for administrative matters on business management.  Prior to his position with Radiowealth Finance, Mr. Martinez worked in the finance department of Marshall Trading, in Quezon City, Philippines from January 1995 to April 2003, where he was responsible for reviewing microfinance applications for small businesses and making recommendations to management regarding the approval or denial of such applications.  At Marshall Trading, Mr. Martinez was also responsible for all collection matters and small business borrowers.  Mr. Martinez obtained a Bachelor of Arts in Business Administration from the University of the Philippines in 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kids Only Market, Inc.

Date: April 25, 2012	By:	/s/ Lester Esguerra Martinez
Lester Esguerra Martinez
Chief Executive Officer